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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest event reported): May 31, 2000
                                                          ------------

                          WINDSOR PARK PROPERTIES 6,
                       A California Limited Partnership
                       --------------------------------

      (Exact name of Registrant as specified in its Declaration of Trust)


           California                 000-17576                 33-0299846
           ----------                 ---------                 ----------
   (State or Other Jurisdiction      (Commission               (IRS Employer
of Incorporation or organization)    File Number)         Identification Number)


    6160 South Syracuse Way, Greenwood Village, Colorado          80111
    ----------------------------------------------------          -----
    (Address of Principal Executive Offices)                    (Zip Code)

                                (303) 741-3707
                                --------------
             (Registrant's Telephone Number, Including Area Code)
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     Windsor Park Properties 6, A California Limited Partnership (the
"Partnership"), is pleased to report that (i) the proposals contained in its Consent Solicitation Statement, dated March 22, 2000 (the "Consent Statement"), were overwhelmingly approved and consented to by the limited partners of the Partnership (the "Limited Partners") and (ii) the Partnership closed on the Sales (as hereafter defined) on May 31, 2000. Capitalized terms not defined herein have the meanings ascribed to them in the Consent Statement.

     In the Solicitation, the General Partners sought the consent of the Limited Partners to the proposed sale of the Partnership's one wholly-owned property and its partial ownership interests in five other properties (the "Sales") to N'Tandem Properties, L.P., a Delaware limited partnership and a subsidiary of N'Tandem Trust, a California business trust, and the proposed liquidation of the Partnership pursuant to a plan of liquidation (the "Plan of Liquidation') following such Sales. N'Tandem Trust and N'Tandem Properties, L.P. are affiliates of the Partnership.

     The results of the Solicitation as of the close of the solicitation period were as follows: (i) Limited Partners holding 174,290 units of limited partner interest in the Partnership ("Units"), representing 59.75% of all issued and outstanding Units, returned consent forms, (ii) Limited Partners holding 91.26% of all Units for which consent forms were received consented to the Sales, (iii) Limited Partners holding 91.23% of all Units for which consent forms were received consented to the Plan of Liquidation, (iv) Limited Partners holding 7.39% of all Units for which consent forms were received withheld their consent to the Sales, (v) Limited Partners holding 7.39% of Units for which consent forms were received withheld their consent to the Plan of Liquidation, (vi) Limited Partners holding 1.33% of all Units for which consent forms were received abstained from consenting to the Sales, and (vii) Limited Partners holding 1.33% of all Units for which consent forms were received abstained from consenting to the Plan of Liquidation.

     A closing with respect to the Sales was held on May 31, 2000, resulting in net proceeds to the Partnership from the Sales of approximately $8,803,300. Approximately $5,500,000 of the purchase price for the Properties was borrowed by N'Tandem Trust from SunAmerica Life Insurance Company pursuant to mortgage indebtedness on six properties and the remainder was funded through N'Tandem Trust's $20 million acquisition line of credit with U.S. Bank N.A. The mortgage indebtedness with SunAmerica Life Insurance Company, which was obtained by N'Tandem Trust on May 31, 2000, is secured by six of N'Tandem Trust's properties, is scheduled to mature on May 31, 2005 and bears interest at 8.6%. The acquisition line of credit, which was obtained by N'Tandem Trust on November 16, 1999, has a term of two years and bears interest at LIBOR plus 100 basis points. The acquisition line of credit is guaranteed by Chateau Communities, Inc.

     Pursuant to the Plan of Liquidation, The Windsor Corporation, the Managing General Partner of the Partnership, is currently in the process of liquidating and dissolving the Partnership.

     The following information relating to the Sales and the Plan of Liquidation is contained in the Partnership's definitive Schedule 14A, filed with the Securities and Exchange Commission on March 22, 2000, which is hereby incorporated by reference: (i) a description of, and manner of disposition of, the Partnership's Property and Ownership Interests, (ii) the nature and the amount of the consideration received therefor and the principles followed in determining the amount of such consideration, (iii) the nature of the relationship between the purchaser and the Partnership and its General Partners and their respective affiliates and associates, and (iv) the nature of the business in which the assets were used by the Partnership.

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Item 7.   Financial Statements and Exhibits

     (10.1) Purchase and Sale Agreement, dated April 28, 2000, by and between
              N'Tandem Properties, L.P., N'Tandem Trust and the Partnership.

     (99.1) Schedule 14A of the Partnership filed with the Securities and Exchange Commission on March 22, 2000 and incorporated herein by reference.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 12, 2000         WINDSOR PARK PROPERTIES 6,
                              A California Limited Partnership

                              By: The Windsor Corporation, its General Partner

                              By: /s/ Steven G. Waite
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                                  Steven G. Waite
                                  President

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